                                                                    EXHIBIT 23.1

                        Consent of Independent Auditors


We consent to the incorporation by reference in the Form 8-K/A of The Genlyte Group Incorporated of our report dated May 8, 1998, with respect to the combined financial statements of Thomas Industries Inc. Lighting Group at December 31, 1997 and 1996, and for each of the two years in the period ended December 31, 1997.


                                                      Ernst & Young LLP


Louisville, Kentucky
October 26, 1998